Barclays Bank PLC

2019 Annual

Report

on Form 20-F

1
Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board

of Directors of Barclays Bank PLC:

We consent to the incorporation

by reference in the registration statement (No: 333-232144)

on Form F-3

and in the registration statements

(Nos:
333

-149302,

333149301,

333-112797

and 333-112796)

on Form S-8

of Barclays Bank PLC of our report dated February

12, 2020,

with respect to
the consolidated balance sheets of Barclays Bank PLC as of

December 31,

2019

and 2018, the related consolidated income statements, statements of comprehensive

income, statements of changes in equity, and cash flow statements for each of the years in the three

-year period

ended
December 31,

201

9, and the related notes and specific

disclosures described

in Note 1 to the

consolidated financial statements as being part of the
consolidated financial statements, which report

appears in the December 31,

2019

Annual Report on Form 20-F

of Barclays Bank PLC.
Our report

refers to a change in accounting for financial instruments in 2018 due to the adoption of International Financial Reporting Standard

9
Financial Instruments.

/s/ KPMG LLP
London, United Kingdom
February

13, 2020